Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned and further agrees that this joint filing agreement be included as an exhibit to this Schedule 13G.  In evidence thereof, the undersigned hereby execute this Agreement as of February 13, 2015.

ASCENT BIOMEDICAL VENTURES I, L.P.

By:	ABV, LLC
its general partner

/s/ Steve Hochberg
Signature

Director
Name/Title

ASCENT BIOMEDICAL VENTURES I ANNEX, L.P.

By:	ABV, LLC
its general partner

/s/ Steve Hochberg
Signature

Director
Name/Title

ASCENT BIOMEDICAL VENTURES I NY, L.P.

By:	ABV, LLC
its general partner

/s/ Steve Hochberg
Signature

Director
Name/Title

ABV, LLC

/s/ Steve Hochberg
Signature

Director
Name/Title

GEOFFREY W. SMITH

/s/ Geoffrey W. Smith
Signature

STEVE HOCHBERG

/s/ Steve Hochberg
Signature